UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: May 16, 2006

MID-AM SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50001	52-2175894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3505-06, 35/F

Edinburgh Tower, The Landmark

15 Queen’s Road Central

Hong Kong

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2736-2111

Room 2101, Hong Kong Trade Center

161 Des Voeux Road Central

Hong Kong

(Former Name or Former Address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

 The Agreement for Share Exchange dated October 21, 2005, between Mid-Am Systems, Inc. (the “Company”), Digital One Ltd., a BVI corporation (the “Digital One”) and First Asia International Holdings Limited (the “Shareholders”) was terminated on March 15, 2006.  The termination was completed pursuant to the terms of a Cancellation Agreement entered into by the parties as of March 15, 2006 after the parties determined that cancellation of the share exchange was in their mutual best interest.  As a result of termination of the Agreement for Share Exchange, the share exchange transaction between the parties, which was originally completed as of October 21, 2005, was rescinded and cancelled retroactively to its effective date.

Under the terms of the Cancellation Agreement, the Company conveyed and transferred to the Shareholders a total of 1,000 shares of stock of Digital One then held by the Company in exchange for the transfer and conveyance to the Company of a total of 18,000,000 of its shares then held by the Shareholders.   The 18,000,000 shares returned to the Company were immediately cancelled and returned to the status of authorized but unissued shares.

Those persons appointed as officers and directors of the Company in conjunction with the closing of the Agreement for Share Exchange shall remain unchanged.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Termination of the Agreement for Share Exchange, as reported in Item 1.02, resulted in a change in control of the Company.  Topworth Assets Limited, which is the owner of 1,897,500 shares of the Company’s issued and outstanding common stock, is now the controlling shareholder of the Company.  Topworth Assets Limited assumed control from First Asia International Holdings Limited, who surrendered its shares for cancellation.

Prior to termination of the Agreement for Share Exchange the 1,897,500 shares owned by Topworth Assets Limited represented approximately 9.4% of the Company’s issued and outstanding common stock.   The termination of the Agreement for Share Exchange resulted in the cancellation of a total of 18,000,000 previously issued and outstanding shares.   As a result, the 1,897,500 shares owned by Topworth Assets Limited now represent approximately 85.57% of the Company’s issued and outstanding common stock.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d)

The following exhibits are filed as part of this Current Report on Form 8-K:

2.4

Cancellation Agreement dated March 15, 2006, by and among Mid-Am Systems, Inc., a Delaware corporation; Digital One Ltd., a BVI corporation; and First Asia International Holdings Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AM SYSTEMS, INC.

By: /s/

Lau Hing Bun

Chief Executive Officer

Date: May 16, 2006